Exhibit 32.2

Certification of the Principal Financial Officer pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the amended Quarterly Report of On4 Communications, Inc. (the “Company”) on Form 10-Q/A for the period ended January 31, 2010, as filed with the Securities and Exchange Commission (the “Report”), I, Penny Green, the Chief Financial Officer of the Company certify, pursuant to 18 U.S.C. 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge :

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:   September 29, 2010

By:      /s/ Penny Green
              Penny Green
              Chief Financial Officer and Principal Accounting Officer